IDW LOGO

                      International DisplayWorks Announces
         Conference Call to Discuss Its Agreement to Purchase Three-Five
                         Systems Beijing (TFS Beijing)

FOR IMMEDIATE RELEASE

For additional information contact:
Thomas Lacey, CEO                        or        Matthew Hayden, President
International DisplayWorks, Inc.                   Hayden Communications, Inc.
(916) 415-0864                                     (843) 272-4653
                                                   matt@haydenir.com

ROCKLIN, Calif., -- March 30, 2005-- International DisplayWorks, Inc. (IDW) (NASDAQ: IDWK) today announced that management will conduct a conference call and webcast to discuss its purchase of Three-Five Systems Beijing (TFS Beijing), including its manufacturing facility and business, at 9:00 a.m. (EASTERN) on March 31, 2005. TFS Beijing is a wholly owned subsidiary of Three-Five Systems, Inc. (NYSE:TFS)

Interested parties should call 888-823-7457 if calling within the United States or 973-582-2718 if calling internationally. There will be a playback available until April 7, 2005. To listen to the playback, please call 877-519-4471 if calling within the United States or 973-341-3080 if calling internationally. Please use pass code 5904139 for the replay.

This call is being web cast by ViaVid Broadcasting and can be accessed at International DisplayWorks' website at www.idwk.com. The web cast may also be accessed at ViaVid's website at www.viavid.net. The web cast can be accessed until April 30, 2005, on either site.

To access the web cast,  you will need to have the Windows  Media Player on your
desktop.   For  the  free   download   of  the  Media   Player   please   visit:
http://www.microsoft.com/windows/windowsmedia/en/download/default.asp.

About International DisplayWorks International DisplayWorks, Inc. is a manufacturer and designer of high quality liquid crystal displays, modules and assemblies for a variety of customer needs including OEM applications. IDW operates 410,000 square feet of manufacturing facilities in the People's
Republic of China (PRC) and employs approximately 2,400 people. Sales offices are located in US, Europe, Hong Kong, Singapore, and China. Copies of IDW's 10-K and other documents as filed with the SEC are available through a link on our web site: www.idwk.com.

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